Exhibit 10.6

ENDORSEMENT AGREEMENT

This Endorsement Agreement ("Agreement") is made and entered into effective March 1, 2010, by and between Eddie George (“EDDIE”) and NXT Nutritionals Holdings, Inc., a Delaware corporation having offices at 56 Jackson Street, Holyoke, MA 01040,  ("NXT").

WITNESSETH:

WHEREAS, NXT is engaged in the business of manufacturing, distributing and selling an all natural alternative sweetener known as ““SUSTA® Natural Sweetener” (“SUSTA”) and other products (collectively, “Products”);

WHEREAS, NXT desires to obtain, and EDDIE desires to grant: (1) a license to use his name, fame, image and athletic renown in connection with the advertisement, promotion and sale of SUSTA and the Products; (2) a license to the use trademarks owned by EDDIE; and (3) certain other personal services of EDDIE.

WHEREAS, EDDIE has agreed to authorize such use and provide such services upon the terms and conditions contained below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Term. This Agreement shall remain in full force and effect from March 1, 2010 to February 28, 2011 (“Term”).

2.           Grant of Endorsement.

A.           EDDIE hereby grants to NXT the right and license, during the Term of the Contract and within the United States, to use EDDIE’S name, fame, autograph, voice, video, TV or film portrayals, facsimile or original signature, photograph, likeness and image or facsimile image, which are owned by EDDIE and provided to NXT and any other likeness of, or means of endorsement by, EDDIE used in connection with the advertising, promotion and sale of SUSTA and the Products (the “Endorsement”)

The Endorsement will be used solely in connection with the advertisement, promotion, public relations and sale of SUSTA and the Products, in all forms of media, including, without limitation, the internet.

 EDDIE agrees that during the Term, he will not grant any rights identical or similar to the rights granted to NXT under this Agreement to any entity for the purpose of directly or indirectly promoting or advertising sweeteners and yogurt smoothies. It is understood that the Endorsement may not be used for any purpose not otherwise explicitly agreed upon by the parties.

B.           Except as otherwise provided herein, EDDIE shall retain all right, title and interest in and to the such trademarks and other intellectual property (“Trademarks”) he owns and shall not be prevented from using, permitting or licensing others to use his endorsement and any of the Trademarks in connection with the advertisement, promotion or sale of any product or service, except as otherwise restricted herein.

C.           NXT agrees that it shall promptly notify EDDIE in writing of any actual or threatened unauthorized use, misappropriation, infringement, dilution or other violation or impairment by third parties of the Trademarks or the Endorsement (“Infringement”).  EDDIE shall have the sole right to determine whether any action shall be taken to pursue such Infringement.

D.           The parties acknowledge and agree that all materials produced in connection with this Agreement, including all advertising and promotional materials, trademarks, phrases, words, music, titles or characters therein, (the "Materials") shall be and remain the absolute and exclusive property of NXT, any Materials that include or embody the Trademarks shall be and remain the absolute and exclusive property of EDDIE and that with respect to the Materials, NXT shall retain the entire worldwide copyright thereto, all other intellectual property rights and all applications, registrations, renewals and extensions thereof and all underlying materials created in connection therewith, and with respect to the Trademarks, EDDIE shall retain the entire worldwide copyright thereto.

3.             Personal Services. To facilitate NXT's usage of the exclusive right and license to the Endorsement and to the Trademarks, EDDIE agrees to provide the personal services (“Services”) as set forth on Attachment 1 hereto.

A.         NXT agrees as follows with regard to each of the Services of EDDIE under this Paragraph 4:

(i)    Pay all reasonable out-of-pocket travel, hotel accommodations and transportation expenses incurred by EDDIE;

(ii)    Give EDDIE reasonable advance notice of the time and place NXT desires EDDIE to appear;

(iii)   All Services of EDDIE shall be provided at mutually agreeable times, dates and locations and the parties will act in good faith to mutually agree upon the dates, times and locations that will accommodate EDDIE’S professional and personal schedule;

B.          NXT’s Advertising/Promotion Campaign utilizing EDDIE may include radio, television, online, and print advertising, print materials (photographs, pictures, stills as generally used in the course of an advertising campaign), public relations and press materials, visual presence on the Internet sites of NXT and social networking sites, in-store point-of-purchase material, and also may include signed editorial and blog and Twitter entries by NXT to be mutually agreed upon.

4.           Remuneration. In consideration of the rights granted and the Services to be performed by EDDIE, NXT shall issue 20,000 fully vested shares of common stock of NXT, par value $0.001 per share, to EDDIE on March 1, 2010. All stock certificates shall be forwarded to the address herein.  Commencing on April 1, 2010, NXT shall issue an additional 20,000 shares per month for five (5) consecutive months (the aforementioned 120,000 shares of common stock of NXT shall collectively be referred to herein as the “Compensation Shares”). NXT agrees at its sole cost and expense to cause the issuance of the Compensation Shares to be registered under a Form S-8 Registration Statement on or before March 1, 2010. Until the first 20,000 Compensation Shares are fully registered and delivered to EDDIE: (i) the grant of Endorsement shall not be effective, and (ii) EDDIE shall not be obligated to perform any services under this Agreement,

B.           NXT represents and warrants the following in connection with the issuance and delivery of the Compensation Shares:

(i)             NXT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  NXT is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(ii)             All corporate action on the part of NXT, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of NXT hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Compensation Shares being sold hereunder has been duly authorized and approved.

(iii)           The Compensation Shares being issued to EDDIE hereunder, when issued, sold and delivered in accordance with the terms of this Contact, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions under applicable state and federal securities laws.

(iv)           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of NXT is required in connection with the consummation of the transactions contemplated by this Contract.

(v)           The execution, delivery and performance of this Agreement are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of NXT, or of any law or any order, writ, injunction or decree to which NXT is subject, or any provision of any contract to which NXT is a party.  No consent of any governmental body is necessary on the part of NXT for the consummation by NXT of the transactions contemplated by this Contract.

(vi)           NXT has filed with the Securities and Exchange Commission (the “SEC”), all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act (collectively, the “SEC Documents”).

C.           EDDIE agrees (i) that he shall not sell any of the Compensation Shares until May 1, 2010 and (ii) that he shall not sell more than 5,000 Compensation Shares on any day nor more than 20,000 Compensation Shares in any single calendar month.

D.           In connection with the issuance of the Compensation Shares, EDDIE hereby makes the following representations to NXT regarding the Compensation Shares:

(i)    EDDIE has substantial experience in evaluating and investing in private transactions of securities in companies similar to NXT and EDDIE acknowledges that he can protect his own interests EDDIE, or his advisors, have such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his acceptance of all of the Compensation Shares of NXT as compensation or otherwise.

(ii)    EDDIE is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(iii)    EDDIE understands that all books, records, and documents of NXT relating to it have been and remain available for inspection by him or his business and financial advisors upon reasonable notice. EDDIE confirms that all documents requested have been made available, and that he or such advisors have been supplied with all of the information concerning NXT that has been requested. EDDIE confirms that he or his advisors have obtained sufficient information, in his and their judgment to evaluate the merits and risks of receipt of the Compensation Shares as compensation or otherwise. EDDIE confirms that he has had the opportunity to obtain such independent legal and tax advice and financial planning, as he has deemed appropriate prior to making a decision to enter this Agreement.  In making each such decision, EDDIE has relied exclusively upon his experience and judgment, or that of such advisors, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by NXT in writing or found in the books, records, or documents of NXT.

(iv)    EDDIE is aware that the economic ownership of the Compensation Shares is highly speculative and subject to substantial risks, and that he is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Compensation Shares, which may make the liquidation thereof impossible for the indefinite future.

5.Representations, Warranties and Additional Covenants.

A.           EDDIE warrants and represents to NXT that he is not a party to any agreement that would prevent or limit his performance under this Agreement.

B.           NXT hereby represents, warrants and covenants that: (i) NXT has the full power and authority to enter into this Contract; (ii) NXT has not made any agreement or commitment with any third party which prevents or interferes in any way with the performance of its obligations herein and has the capacity and full authority to enter into this Agreement; (iii) at all times SUSTA and the Products shall be of high quality, free of material defects, consistent with industry standards, and shall comply with all applicable laws (including, but not limited to, any and all applicable FDA and FTC rules and regulations) and be manufactured in accordance with industry practices; and (iv) all advertising and promotional materials used by NXT in connection with the sale of SUSTA and the Products will comply with all national, state, local and other laws, regulations, rules and standards having applicability thereto and will not harm the image, goodwill, reputation or business interests of EDDIE.

C.           NXT shall not have any right to use the Endorsement or the Trademarks of EDDIE or any sale or barter of merchandise or other like commercial tie-ins.

D.           NXT agrees and acknowledges that: (i) it will not attack the rights, title or interest of EDDIE in and to the Trademarks and it will not incur or create any expenses chargeable to Eddie. NXT further agrees not to challenge or assist any third party in challenging the ownership, validity or enforceability of the Trademarks.

6.           Right of Termination by EDDIE. EDDIE shall have the right to terminate this Agreement immediately upon written notice to NXT in the event that:

A.           NXT is adjudicated as insolvent or declares bankruptcy;

B.           NXT fails in any obligation to timely deliver the Compensation Shares due under this Agreement, and within fifteen (15) days following NXT's receipt of written notice of such failure NXT has not rectified such failure;

C.             NXT breaches any other material term of this Agreement, which breach NXT has failed to cure within thirty (30) days after NXT's receipt of EDDIE’S written notice of such breach.

7.           Right of Termination by NXT.   NXT shall have the right to terminate this Agreement immediately upon written notice to EDDIE in the event that:

A.            EDDIE is convicted of a felony involving moral turpitude under any Federal, state or local laws. Any termination pursuant to this subparagraph shall become effective on the thirtieth (30th) day next following the date of receipt by EDDIE of NXT's written intention to so terminate;

B.            EDDIE dies during the Term of the Contract;

C.            EDDIE becomes permanently disabled to the extent that he is precluded from rendering the services required hereunder;

D.             EDDIE breaches any material term of this Contract which breach EDDIE fails to cure within thirty (30) days after EDDIE’S receipt of NXT's written notice of such breach; or

E.             EDDIE commits any act or makes any statement that materially disparages NXT, its subsidiaries, its CEO or SUSTA.

As of the effective date of a termination by NXT due to EDDIE’S breach, EDDIE shall not be entitled to any further remuneration hereunder.

8.           Indemnity.

A.           NXT agrees to indemnify EDDIE and defend and hold him harmless with respect to any claims, losses, damages, liabilities, costs and expenses, including attorneys' fees, and any other amounts ("Damages"), with respect to the promotion and sale of SUSTA and the Products and any action that is related to NXT’s existence as a publicly traded company.

B.           EDDIE agrees to indemnify, defend and hold NXT, and its directors, officers, shareholders, employees and representatives, harmless from all Damages arising out of or in connection a breach of this Agreement by EDDIE.

9.           Relationship. EDDIE’S performance of the Services for NXT hereunder is as an independent contractor. Nothing in this Agreement shall be construed as establishing an employer/employee, partnership, or joint venture relationship between EDDIE and NXT.

10.           Waiver. The failure at any time of either party to demand of the other strict performance of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of such terms, covenants and conditions. No waiver is valid unless in writing signed by both parties.

11.           Severability. If any provision of this Agreement shall be declared illegal, invalid, void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

12.           Paragraph Captions. Paragraph and other captions contained in this Contract are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Contract or any provision hereof.

13.           Notices. Any notice, submission or other communication to be given hereunder shall be delivered by hand (in which case receipt is deemed to occur on the same day if delivered during business hours, otherwise the next business day), sent by facsimile (with a copy sent by first class mail) (in which case receipt is deemed to occur on the same business day if receipt of the fax copy is confirmed, otherwise three (3) business days after mailing), sent by overnight courier (in which case receipt is deemed to occur the next business day) or sent by registered or certified mail, return receipt requested (in which case receipt is deemed to occur three (3) business days after mailing) to the parties at the addresses designated below or such other addresses as either party may designate to the other in accordance with the provisions hereof.

NXT:	NXT Nutritionals Holdings, Inc.
56 Jackson Street Holyoke, MA 01040 Attn: Chief Executive Officer

With a copy to:
Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Attn: Kristina L. Trauger, Esq. Fax: (732) 577-1188

EDDIE:

14.           Assignment. EDDIE shall not assign or delegate his obligations under this Agreement.

15.           Entire Contract. As of the effective date hereof, this Contract shall constitute the entire understanding between EDDIE and NXT and cannot be altered or modified except by a written agreement, signed by both parties.

16.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

17.           Dispute Resolution. The parties agree that any dispute, claim or controversy arising out of or related to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Holyoke, Massachusetts before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in a court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction and as otherwise permitted by Paragraph 13 hereof. The arbitrators shall have authority to award any remedy or relief that a court of the State of Massachusetts could grant in conformity to applicable law. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrators' award shall be final and judgment may be entered upon such award by any court. The arbitrators shall award attorneys’ fees and costs to the prevailing party.

18.           Survival.  The following terms and conditions shall survive the expiration or termination of this Contract: 5, 6, 7, 8, and 17.

19.           Signatures.   This Contract may be signed by facsimile or electronic means and may be executed in two or more counterparts, each of which shall constitute an original but when taken together shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Contract effective the date first above written.

NXT NUTRITIONALS HOLDINGS, INC.

By:	/s/Francis McCarthy
FRANCIS MCCARTHY
President Chief Executive Officer

/s/ Eddie George
Eddie George

ATTACHMENT 1
(LIST OF SERVICES)

1.  Make up to 4 personal appearances in Kroger Grocery Stores in the Columbus, Ohio market for the purpose of promoting the sale of SUSTA.  Each of these appearances will last up to 2 hours and will occur on 2 separate occasions.

2.  By March 1, 2010, give a telephone interview to NXT’s public relations firm, the duration of which will last up to 30 minutes.

3.  Conduct interview with up to 2 Columbus-based radio stations for the purpose of promoting SUSTA.

4.  Provide to NXT quotes, photographs, video and other media to be used on NXT’s website.

5.  Sign up to 20 items of sports memorabilia to be used for charity auctions, gifts for employees of Kroger, and promotional gifts to customers.  The items will be supplied by NXT.

6.  Provide a photograph capable of being used in point-of-sale promotional materials and other related advertising of SUSTA.

7.  Appear in a video to be used by NXT on its website and other media.  The video session will be filmed at a location convenient to EDDIE’S home.

8.  Introduce SUSTA and Healthy Dairy Yogurt Smoothies to the “Dr. Oz” television show and tie  the product into the weight-loss segment in future shows on which EDDIE appears.